UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2015, SolarCity Corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”) entered into a seventh amendment (“Amendment No. 7”) to that certain Amended and Restated Credit Agreement, dated November 1, 2013, among the Company, the Administrative Agent and the Lenders, and as previously amended (the “Credit Facility”). Amendment No. 7 amends the Company’s secured revolving credit facility to allow for the increase of the maximum size of the Credit Facility to $360 million, with $333.5 million currently committed from the Lenders and an additional $26.5 million subject to certain conditions.

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2015, SolarCity Corporation released its financial and operating results for the quarter ended June 30, 2015 by posting its Second Quarter 2015 Shareholder Letter on its investor relations website. The full text of the shareholder letter is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Second Quarter 2015 Shareholder Letter dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Brad W. Buss
Brad W. Buss
Date: July 29, 2015		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Quarter 2015 Shareholder Letter dated July 29, 2015.